SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THIS FILING CONSISTS OF A LETTER FROM GLENN HUTCHINS, MANAGING DIRECTOR, SILVER LAKE PARTNERS, TO THE COMPANY’S CUSTOMERS, PARTNERS AND EMPLOYEES REGARDING THE PROPOSED MERGER

An Open Letter from Glenn Hutchins

To All SunGard’s Customers, Partners and Employees:

SunGard’s track record of pioneering the disaster recovery business and delivering mission-critical, value-enhancing technology solutions is exceptional, and we look forward to working closely with the company and its customers and partners to safeguard and extend that rich legacy.

Why do we want to take SunGard private? We are primarily technology investors and we know SunGard as one of the great technology franchises in the world. It’s the industry leader in information availability. It’s got terrific, mission-critical products and services. Its customers are some of the most important financial institutions, universities and colleges, and public sector organizations in the world. It has a world-class management team. When you put all of these things together as SunGard has you’ve got a superior technology business, and we feel very fortunate to have an opportunity to invest in it.

The new investors do not have any plans to break up the company. We have a long-term view towards growing the businesses in which we invest and an excellent track record of working in partnership with management to build great companies that deliver exceptional products and services to their customers.

Our plan is to continue doing what Cris Conde and his team have done for a long time – which is to focus on building the business and delivering value to its customers – and we believe SunGard will now be able to do just that better and faster than ever before. We fully endorse the company’s strategy. We want SunGard to continue to make capital investments in the availability services business. We want SunGard to accelerate its product development and integration program in its software business. We want SunGard to continue to do acquisitions. We don’t have any plans at this point for anything other than that.

We think SunGard is a terrific business, with a lot of staying power, and we intend to continue supporting SunGard in its pursuit of long term growth.

Glenn H. Hutchins

cofounder and managing member

Silver Lake Partners

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.